Exhibit 99.1

Genius Products Inc. Announces Operating Results for 2002; 2002 Gross Revenues Increase 81 Percent

    SAN DIEGO--(BUSINESS WIRE)--April 4, 2003--Genius Products Inc. (OTCBB:GNPI), a producer, publisher and distributor of classical, instrumental and vocal compact discs ("CDs"), cassettes and videos for children under the Baby Genius brand name, today announced the results of its operations for the year ending Dec. 31, 2002.
    Gross revenues for the year ending Dec. 31, 2002 were $2,617,837, an increase of 81% over the 2001 results. Net revenues, after returns, discounts and allowances, were up 58% for the year ending Dec. 31, 2002 as compared to the prior year. The net loss for the year ending Dec. 31, 2002 was $2,788,082, or $.20 per share, as compared to a net loss of $2,427,032, or $.48 per share in the year ended Dec. 31, 2001. Per share results reflect the higher basic and diluted weighted average shares in Fiscal 2002.
    Klaus Moeller, chairman and CEO of Genius Products Inc., commented "2002 was a year of growth and transition for Genius Products. Our Baby Genius music products gained acceptance by major retailers and contributed to the growth in our revenues. We developed four new videos that will be sold through our relationship with Warner Home Video and signed additional license agreements for the sale of Genius brand products. We also signed an agreement for the video and DVD rights to 156 original "BOZO the Clown" live television shows. Genius Products also entered into an agreement to produce and distribute CDs to complement the best selling book 'Guess How Much I Love You(TM).' In addition to our Baby Genius products, we have been developing and intend to distribute Kid Genius music products in the second quarter of 2003 that will be aimed at children from three to seven years old. We will continue to seek to license the audio or video rights of other well known and best selling children's brands in 2003. As the result of our expanded product offerings for 2003, we look forward to continued revenue growth in 2003 as we strive to become a leading provider of children's entertainment products."
    Genius Products Inc. is a multi-brand company that designs and markets children's entertainment products including videos, CDs and cassettes. The products are sold under the Baby Genius brand name. During 2003, the Company plans to sell other brand name products such as Kid Genius, BOZO the Clown, and Guess How Much I Love You(TM). The company's award winning products are widely distributed at major retail stores nationwide including Target, Wal-Mart, Kmart, Toys R Us, Babies R Us, ShopKo, Meijer, Borders and Best Buy. The company also licenses the Baby Genius brand to third party companies for a variety of products including apparel, books, toys and infant care products. Promotional partners include Kellogg's, The World Famous San Diego Zoo, Parenting Magazine, Playtex, Fazoli's and Child Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business and prospects and cause results to differ from these forward-looking statements. Such risks and uncertainties include the company's ability to grow its business, to obtain additional licenses, and other matters, which are described in the company's filing with the Securities and Exchange Commission.


                         Genius Products Inc.
                           Operating Results

                                                 For the Year Ended
                                             -------------------------
                                                12/31/02     12/31/01
                                             ------------ ------------

 Gross Revenues                               $2,617,837   $1,445,704

 Returns, discounts and allowances              (474,137)     (91,020)
                                             ------------ ------------

 Net Revenues                                  2,143,700    1,354,684

 Costs and Expenses                            4,895,773    3,687,816

 Other                                           (36,009)     (93,900)
                                             ------------ ------------

 Net Loss                                    $(2,788,082) $(2,427,032)
                                             ============ ============

 Net loss per share                               $(0.20)      $(0.48)
                                             ============ ============

 Basic and diluted
 weighted average shares                      13,838,743    5,016,717
                                             ============ ============

    CONTACT: Genius Products Inc., San Diego
             Klaus Moeller, 858/793-8840
             kmoeller@babygenius.com